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                                  EXHIBIT 10.13

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into on this 17th day of September, 1999 by and among Hellyer Communications, Inc., an Indiana corporation ("HCI") and HC Acquisition Corp., a Colorado corporation ("Consultant").

                                    RECITALS

         A. HCI and Consultant have executed that certain Asset Purchase Agreement of even date herewith (the "Purchase Agreement"), pursuant to which Consultant is acquiring substantially all of HCI's assets, with the closing of that sale scheduled for November 1, 1999.

         B. HCI desires to engage Consultant to assist HCI by providing certain management and consulting services as further described in this Agreement (the "Management Consulting Services").

         C. Consultant desires to perform the Management Consulting Services for HCI on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                          DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. In addition to the terms defined in the recitals hereto and in the other provisions hereof, as used in this Agreement, initially capitalized terms shall have the meanings ascribed to them in the Purchase Agreement, unless the context otherwise requires.

         1.2 Construction.

              (a) The meanings of terms defined herein are equally applicable to the singular and plural of such defined terms.

              (b) Except as otherwise specifically provided, the words "hereof," "herein," "hereto," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Any references herein to "Section," "subsection," "paragraph," "subparagraph," "Article" or "Exhibit" refer to the Sections, subsections, paragraphs, subparagraphs, Articles or Exhibits to this Agreement, as appropriate.

              (c) The headings of Articles and Sections to this Agreement are provided for convenience only and will not affect the construction or interpretation hereof.

              (d) This Agreement and all Exhibits hereto are a result of negotiations among the parties hereto. Accordingly, neither this Agreement nor any Exhibit hereto shall be construed against any party hereto because of that party's involvement in its preparation.


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                                   ARTICLE II
                               TERMS OF ENGAGEMENT

         2.1 Engagement. HCI hereby hires and engages Consultant to perform the Management Consulting Services on the terms and conditions of this Agreement, which engagement Consultant hereby accepts.

         2.2 Management Consulting Services to be Performed by Consultant. Consultant shall provide HCI with the following Management Consulting Services:

              (a) assistance in reducing costs and maximizing revenues;

              (b) advice and consultation in restoring sales and customers;

              (c) advice and consultation regarding appropriate staffing levels;

              (d) preparation and revision of operating budgets, and
                  implementation of cash controls, including with respect to releases of cash disbursements; and

              (e) such other Consulting advisory services as are reasonably requested by HCI.

Notwithstanding any other provision of this Agreement, Consultant shall have no obligation to provide HCI with any Management Consulting Services not described in this Section 2.2.

         2.3 Authority of Consultant. Notwithstanding anything to the contrary herein contained, (a) Consultant shall have no power or authority to bind HCI to any agreements (whether oral or written) whatsoever, including, without limitation, agreements to borrow money or to hire employees, and (b) HCI may act upon or refuse to act upon any advice provided as a part of the Management Consulting Services provided herein in its sole and absolute discretion.

         2.4 Term of Consulting Services. Except as otherwise expressly agreed to in writing by Consultant and HCI, Consultant's obligation to perform the Management Consulting Services, as described in Section 2.2 of this Agreement, shall commence on the date this Agreement is executed by the parties and shall terminate on the first to occur of the date on which the Purchase Agreement is terminated, pursuant to Section 10.11 thereof, or the Closing Date.

         2.5 Compensation. Consultant shall be entitled to a fee of $25,000 in respect of the Management Consulting Services hereunder, which fee shall be paid on September 30, 1999.

                                   ARTICLE III
                                 CONFIDENTIALITY

         3.1 Confidentiality Terms. The terms and provisions of this Agreement and all proprietary or confidential information of HCI disclosed to Consultant in furtherance of the Management Consulting Services shall be held by Consultant in confidence on the terms and conditions set forth in Section 10.1 of the Purchase Agreement.

         3.2 Remedies. Any party to this Agreement, may, to the greatest extent permitted by applicable law, seek to temporarily or permanently enjoin any continued, threatened, likely or imminent breach of the covenants contained in this Article III through application for a preliminary or permanent injunction to any court of competent jurisdiction. Such party shall also have all other remedies available to it at law, in equity or otherwise for any continued, threatened, likely or imminent breach of the covenants contained in this Article III.

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                                   ARTICLE IV
                               GENERAL PROVISIONS

         4.1 Notice. Any notice required or permitted by this Agreement ("Notice") shall be in writing and shall be deemed to have been properly given
(a) if sent by first class United States registered mail, return receipt requested, postage prepaid (by "Mail"), (b) if sent by a national express or overnight delivery service of recognized responsibility for next business day delivery (by "Courier"), (c) if hand delivered (by "Hand Delivery") or (d) if sent via facsimile transmission (by "Facsimile"); provided, that any Notice delivered by Mail or by Courier shall be addressed to the party to whom such Notice is given (the "Notice Party") to the address for the Notice Party set forth below (the "Address"), any Notice delivered by Hand Delivery shall be delivered in person to the individual representative of the Notice Party described below (the "Notice Party Representative"), and any Notice delivered by Facsimile shall be sent via facsimile transmission to the facsimile number of the Notice Party described below (the "Facsimile Number"), so long as the party delivering Notice by Facsimile simultaneously delivers a duplicate Notice to the Notice Party by Mail, by Courier or by Hand Delivery. The initial Addresses, Notice Party Representatives and the Facsimile Numbers of the parties are as follows:

         HCI:                       Jerry Hellyer
                                    10710 Compass court
                                    Indianapolis, IN  46256

         With a copy to:            Sommer & Barnard, PC
                                    Attn:  Jerald Ancel
                                    4000 Bank One Tower
                                    111 Monument Circle
                                    Indianapolis, IN  46204
                                    Facsimile No.:  (317) 236-9802

         Consultant:                HC Acquisition Corp.
                                    C/O Multi-Link Telecommunications, Inc.
                                    Attn: Nigel Alexander
                                    4704 Harlan Street
                                    Denver, CO  80212
                                    Facsimile No.: (303) 313-2001

         With a copy to:            Otten, Johnson, Robinson,
                                      Neff & Ragonetti, PC
                                    Attn: Blair L. Lockwood
                                    950 Seventeenth Street, 16th Floor
                                    Denver, Colorado 80202
                                    Facsimile No.: 303/825-6525

Either party hereto may change its Address, Notice Party Representative or Facsimile Number by Notice to the other party given at least thirty (30) days in advance.

         4.2 Governing Law. This Agreement will be governed by the laws of the State of Indiana without regard to its conflicts of law principles.

         4.3 Modification. This Agreement may only be modified or amended by written instrument executed by a duly authorized representative of HCI, and Consultant.

         4.4 Entire Agreement. This Agreement, including all Exhibits and Schedules attached hereto, contains the entire understanding of the parties hereto with regard to the subject matter contained in this Agreement and supersedes all prior agreements or understandings of the parties with respect thereto.

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         4.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, and all of which when taken together, shall be deemed to constitute one and the same agreement.

         4.6 Severability. All of the words, clauses, sentences, paragraphs, sections and Articles of this Agreement are distinct and severable. If any court of competent jurisdiction determines that this Agreement, or any part hereof, is void or unenforceable, such court shall, to the greatest extent permitted by applicable law, strike such words, clauses, sentences, paragraphs, sections or Articles of this Agreement as is minimally necessary to preserve the enforceability of this Agreement as a whole. The provisions so stricken from this Agreement shall not affect the validity, legality or unenforceability of the remaining provisions of this Agreement and this Agreement, in its amended form, shall be construed and enforced as if this Agreement did not contain the provisions stricken therefrom.

         4.7 Assignment. No party may assign any or all of its right, title or interest in, to or under this Agreement without the express written consent of the remaining parties hereto first had and obtained.

         4.8 Indemnity. HCI shall indemnify and hold Consultant harmless from and against all damages, claims, causes of action, losses and expenses, including reasonable attorneys' fees and expenses (collectively, "Indemnifiable Losses"), incurred in connection with HCI's implementation of Consultant's advice given as a part of the Management Consulting Services; provided, however, that HCI shall have no obligation to indemnify or hold Consultant harmless from or against any Indemnifiable Losses resulting from any gross negligence or acts of intentional misconduct of Consultant in performing the Management Consulting Services or in rendering such advice in connection therewith.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

"HCI"

Hellyer Communications, Inc.

By: __________________________

Title: _______________________

"Consultant"

HC Acquisition Corp.

By: __________________________

Title: _______________________